UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 3, 2008

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2008, Halliburton’s Board of Directors amended its By-laws.  The amendment:

•
revises the date for determining that election of directors will be by a plurality vote instead of a majority vote where there is a stockholder proposed director nominee and the number of nominees exceeds the number of directors to be elected;

•	revises the advance notice provisions to:
•	provide for changes in the timing of the annual meeting;
•	clarify that the provisions apply to both annual and special meetings of stockholders; and
•	expand the information to be disclosed to Halliburton about the proposal and about the stockholder proponent and the director nominee, including all ownership interests in Halliburton they hold; and

•	clarifies that officer and director rights to indemnification vest upon a person becoming an officer or director, not when the cause of action arises.

The amended By-laws are attached to this report as Exhibit 3.1.

Item 9.01.                      Financial Statements and Exhibits.

(c)           Exhibits.

3.1	By-laws revised effective December 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: December 5, 2008	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary

EXHIBIT INDEX

3.1	By-laws revised effective December 3, 2008.